UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Molson Coors Brewing Company (the “Company”) was held on May 29, 2013, in Montréal, Québec, Canada, at which the following matters were submitted to a vote of the stockholders:

(a)                     Votes regarding the election of the persons named below as Directors for a term expiring in 2014 were as follows:

CLASS A DIRECTORS:	For	Withheld	Broker Non- Votes
Francesco Bellini	5,105,479	230	15,564
Peter H. Coors	5,074,619	31,090	15,564
Christien Coors Ficeli	5,074,209	31,500	15,564
Brian D. Goldner	5,105,459	250	15,564
Franklin W. Hobbs	5,105,069	640	15,564
Andrew T. Molson	5,074,619	31,090	15,564
Geoffrey E. Molson	5,074,619	31,090	15,564
Iain J.G. Napier	5,105,069	640	15,564
Peter Swinburn	5,105,479	230	15,564
Douglas D. Tough	5,105,453	666	15,564
Louis Vachon	5,105,453	666	15,564

CLASS B DIRECTORS:	For	Withheld	Broker Non- Votes
Roger Eaton	133,174,459	4,446,106	0
Charles M. Herington	130,476,774	7,143,791	0
H. Sanford Riley	121,898,714	15,721,851	0

(b)                     Votes regarding the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013 were as follows:

For	Against	Abstain
5,120,904	0	369

(c)                      Votes regarding approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
5,104,306	1,127	276	15,564

(d)                     Votes regarding approval of the amendment to the Company’s Restated Certificate of Incorporation were as follows:

Class A Common Stock:

For	Against	Abstain	Broker Non-Votes
5,104,469	840	400	15,564

Class B Common Stock:

For	Against	Abstain	Broker Non-Votes
136,620,745	534,746	465,074	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	June 4, 2013	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief People and Legal Officer